                                                                     EXHIBIT 4.5



A293-10                         PROMISSORY NOTE
R293-04



$ 100,000.00                  Date:      OCTOBER 12, 2001

Principal Amount              State of   TEXAS



     FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of OSCAR S. WYATT, JR. ONE HUNDRED THOUSAND AND NO/100 Dollars ($100,000.00), together with interest thereon at the rate of 8% per annum on the unpaid balance. Said sum shall be paid in the manner following:

TOTAL DUE WITH INTEREST OCTOBER 12, 2002

     All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

     This note shall at the option of any holder hereof be immediately due and payable upon the failure to make any payment due hereunder with 30 days of its due date.

     In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of __% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. This undersigned hereby execute this note as principals and not as sureties.


Signed in the presence of:

/s/ [ILLEGIBLE]                      /s/ [ILLEGIBLE]
--------------------------           -----------------------------------------
Witness                              Borrower TERAFORCE TECHNOLOGY CORPORATION
                                     HERMAN FRIETSCH, CEO

--------------------------           -----------------------------------------
Witness                              Borrower

                               GUARANTY

         We the undersigned jointly and severally guaranty the prompt and punctual payment of all moneys due under the aforesaid note and agree to remain bound until fully paid.

In the presence of:

-----------------------------          -----------------------------------------
Witness                                Guarantor

-----------------------------          -----------------------------------------
Witness                                Guarantor


(c) 1992-2000 E-Z Legal Forms, Inc.                                    Rev. 6/00
This product does not constitute the rendering of legal advice or services.
This product is intended for informational use only and is not a substitute for legal advice. State laws vary, so consult an attorney on all legal matters.
This product was not necessarily prepared by a person licensed to practice law in this state.


                                      AFAA